Exhibit 99.1

Resources Connection, Inc. Reports Fourth Quarter and Year-End Results for Fiscal 2016

  Company reports quarter-over-quarter revenue increase of 2.5% to $152.5 million; increase for year of 1.3% to $598.5 million
  Earnings per share improve 9.5% to $0.23 for quarter; up 12.5% for year to $0.81
  Adjusted EBITDA* increases 6.2% to $17.8 million for quarter (11.7% of revenue); up 5.1% to $63.6 million for fiscal year (10.6% of revenue)
  Company returns capital to shareholders of $11.8 million in fourth quarter and $42.2 million in fiscal 2016

*Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation, amortization and stock-based compensation

IRVINE, Calif.--(BUSINESS WIRE)--July 14, 2016--Resources Connection, Inc. (NASDAQ: RECN) today announced financial results for its fourth fiscal quarter and year ended May 28, 2016. Resources Connection, Inc. (the “Company”) is a multinational professional services firm that provides – through its operating subsidiary, Resources Global Professionals (“RGP”) – consulting and business support services to clients in the areas of accounting; finance; corporate governance, risk and compliance; corporate advisory, strategic communications and restructuring; information management; human capital; supply chain management; and legal and regulatory.

Revenue for the fourth quarter of fiscal 2016 increased 2.5% (2.6% constant currency) to $152.5 million compared to the prior year’s fourth quarter of $148.8 million. Approximately 0.9% of the quarter-over-quarter revenue increase is attributable to the shift of the Memorial Day holiday to the first quarter of fiscal 2017. On a sequential basis, fourth quarter revenue increased 3.9% (3.4% constant currency) compared to $146.8 million in the third quarter of fiscal 2016, which includes the winter holiday season. (Constant currency quarter-over-quarter is computed using the comparable fourth quarter fiscal 2015 conversion rates and sequential quarter is computed using the comparable third quarter fiscal 2016 conversion rates for revenue generated internationally.)

Revenue in the U.S. increased 3.1% quarter-over-quarter and 2.8% sequentially. International revenue was flat quarter-over-quarter (and on a constant currency basis) but increased 9.2% sequentially (6.4% constant currency).

The Company’s net income improved in the fourth quarter of fiscal 2016 to $8.7 million, or $0.23 per diluted share, compared to $8.1 million, or $0.21 per diluted share, in the prior year’s fourth quarter.

“Overall, I am pleased with our fiscal 2016 financial results,” said Tony Cherbak, president and chief executive officer of RGP. “On a constant currency basis, revenue improved 2.9%, gross margin increased to 38.8% and we saw double digit gains in net earnings and earnings per share. While the uncertainty over Brexit will play out during fiscal 2017 and beyond, we will continue to pursue growth opportunities in areas such as implementation of revenue recognition and lease accounting standards, M&A integration and Data Solutions, among others.”

Gross margin was 39.9% in the fourth quarter of fiscal 2016, compared to 38.9% in the prior year quarter. Gross margin in the current quarter improved due to the shift in the paid Memorial Day holiday to the first quarter of fiscal 2017 and decreased health care costs. Sequentially, gross margin improved 250 basis points from 37.4% in the third quarter of fiscal 2016, due primarily to fewer holidays in the U.S. during the fourth quarter and the reduced impact of employer payroll taxes.

Selling, general and administrative expenses for the fourth quarter of fiscal 2016 were $44.4 million (29.1% of revenue) compared to $42.5 million (28.5% of revenue) in the prior year’s fourth quarter and $43.3 million (29.5% of revenue) in the third quarter of fiscal 2016. The quarter-over-quarter increase is primarily from higher marketing and compensation/benefit costs, while the sequential increase is primarily due to higher marketing expenses.

Cash provided by operations and Adjusted EBITDA were $31.2 million and $17.8 million (11.7% of revenue), respectively, for the fourth quarter of fiscal 2016 compared to cash provided by operations and Adjusted EBITDA of $28.9 million and $16.8 million (11.3% of revenue), respectively, for the fourth quarter of fiscal 2015.

The Company’s revenue for the year ended May 28, 2016 improved 1.3% to $598.5 million, compared to $590.6 million for the year ended May 30, 2015. The Company’s net income for the year ended May 28, 2016 improved 10.5% to $30.4 million or $0.81 per diluted share; this compares to net income for the year ended May 30, 2015 of $27.5 million, or $0.72 per diluted share.

In the fourth quarter of fiscal 2016, the Company repurchased approximately 558,500 shares of common stock for $8.1 million and paid a quarterly dividend totaling $3.7 million ($0.10 per diluted share) to shareholders. Currently, the Company has a total of $138.6 million available for share purchases.

During fiscal 2016, the Company repurchased 1.8 million shares (approximately 4.9% of the outstanding shares at the beginning of fiscal 2016) for $28.1 million. In addition, the Company paid quarterly dividends totaling $14.1 million to shareholders during the fiscal year. In total, the Company returned $42.2 million in cash to shareholders during fiscal 2016. As of May 28, 2016, the Company’s cash, cash equivalents and short-term investments were $116.0 million compared to $112.2 million at fiscal year-end May 30, 2015.

ABOUT RGP

RGP, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational professional services firm that helps business leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise – accounting; finance; corporate governance, risk and compliance; corporate advisory, strategic communications and restructuring; information management; human capital; supply chain management; and legal and regulatory.

RGP was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 3,200 professionals, annually serving over 1,800 clients around the world from 68 practice offices.

Headquartered in Irvine, California, RGP has served 86 of the Fortune 100 companies.

The Company is listed on the NASDAQ Global Select Market, the exchange’s highest tier by listing standards. More information about RGP is available at http://www.rgp.com. (RECN-F)

RGP will hold a conference call for interested analysts and investors at 5:00 p.m. ET today, July 14, 2016. This conference call will be available for listening via a webcast on the Company’s website: http://www.rgp.com. An audio replay of the conference call will be available through July 21, 2016 at 855-859-2056. The conference ID number for the replay is 26009579. The call will also be archived on the RGP website for 30 days.

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “remain,” “should” or “will” or the negative of these terms or other comparable terminology. In this press release, such statements include the intent to continue to pursue growth opportunities in specified initiatives. Such statements and all phases of the Company’s operations are subject to known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievements and those of our industry to differ materially from those expressed or implied by these forward-looking statements. Risks and uncertainties include seasonality, overall economic conditions and other factors and uncertainties as are identified in our most recent Quarterly Report on Form 10-Q and our other public filings made with the Securities and Exchange Commission (File No. 0-32113). Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business or operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not intend, and undertakes no obligation, to update the forward-looking statements in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless required by law to do so.

RESOURCES CONNECTION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Three Months Ended		Year Ended
	May 28,	May 30,	May 28,	May 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Revenue	$152,515	$148,814	$598,521	$590,589
Direct cost of services	91,616	90,953	366,355	362,227
Gross margin	60,899	57,861	232,166	228,362
Selling, general and administrative expenses (1)	44,360	42,464	174,806	173,797
Operating income before amortization and depreciation (1)	16,539	15,397	57,360	54,565
Amortization of intangible assets	-	30	90	918
Depreciation expense	861	847	3,467	3,389
Operating income (1)	15,678	14,520	53,803	50,258
Interest income	(68)	(34)	(186)	(148)
Income before provision for income taxes (1)	15,746	14,554	53,989	50,406
Provision for income taxes (2)	7,069	6,446	23,546	22,898
Net income (1), (2)	$8,677	$8,108	$30,443	$27,508
Net income per common share:
Basic (1), (2)	$0.24	$0.22	$0.82	$0.73
Diluted (1), (2)	$0.23	$0.21	$0.81	$0.72
Weighted average common shares outstanding:
Basic	36,590	37,486	37,037	37,825
Diluted	37,102	38,092	37,608	38,248
Cash dividends declared per common share	$0.10	$0.08	$0.40	$0.32

EXPLANATORY NOTES

(1)	Selling, general and administrative expenses include non-cash compensation expense for employee stock option grants, restricted share grants and employee stock purchases of $1.3 million and $1.4 million for the three months ended May 28, 2016 and May 30, 2015, respectively, and $6.3 million and $6.0 million for the years ended May 28, 2016 and May 30, 2015, respectively. The expense for the year ended May 28, 2016 includes approximately $900,000, or $0.01 per share, related to the Board of Director’s approval of accelerated vesting of 127,500 stock options related to Don Murray’s transition from Executive Chairman to non-employee Chairman of the Board.

(2)	The Company's effective tax rate was approximately 45% and approximately 44% for the three months ended May 28, 2016 and May 30, 2015, respectively, and approximately 44% and approximately 45% for the years ended May 28, 2016 and May 30, 2015, respectively. The year ended May 28, 2016 includes the reversal of approximately $290,000 of tax valuation allowances. For all periods presented, the Company is unable to benefit from, or has limitations on the benefit of, tax losses in certain foreign jurisdictions. To a lesser extent, the accounting treatment under GAAP for the cost associated with incentive stock options and shares purchased through the Employee Stock Purchase Plan has caused volatility in the Company's effective tax rate.

RESOURCES CONNECTION, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Amounts in thousands, except Adjusted EBITDA Margin)

	Three Months Ended		Year Ended
	May 28,	May 30,	May 28,	May 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)

Net income	$8,677	$8,108	$30,443	$27,508
Adjustments:
Amortization of intangible assets	-	30	90	918
Depreciation expense	861	847	3,467	3,389
Interest income	(68)	(34)	(186)	(148)
Provision for income taxes	7,069	6,446	23,546	22,898
EBITDA	16,539	15,397	57,360	54,565
Stock-based compensation expense	1,252	1,362	6,280	5,989
Adjusted EBITDA	$17,791	$16,759	$63,640	$60,554
Revenue	$152,515	$148,814	$598,521	$590,589
Adjusted EBITDA Margin	11.7%	11.3%	10.6%	10.3%

EXPLANATORY NOTE

The Company utilizes certain financial measures and key performance indicators that are not defined by, or calculated in accordance with, GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company's financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of operations; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. EBITDA is calculated as net income before amortization of intangible assets, depreciation expense, interest income and income taxes. Adjusted EBITDA is calculated as EBITDA plus stock-based compensation expense. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by revenue. We believe that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful measures to our investors because they are financial measures used by management to assess the core performance of our Company. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of financial performance or liquidity under GAAP and should not be considered in isolation or construed as substitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitability or liquidity. These measures should be considered in addition to, and not as a substitute to, net income, earnings per share, cash flows or other measures of financial performance prepared in accordance with GAAP.

RESOURCES CONNECTION, INC.
CONSTANT CURRENCY REVENUE COMPARISON
(Dollars in thousands)
(Unaudited)

Revenue for the Three Months Ended
May 28, 2016 GAAP	May 30, 2015 GAAP	Feb. 27, 2016 GAAP	% Increase May 28, 2016 vs. May 30, 2015 GAAP	% Increase May 28, 2016 vs. May 30, 2015 Constant Currency (1)	% Increase May 28, 2016 vs. Feb. 27, 2016 GAAP	% Increase May 28, 2016 vs. Feb. 27, 2016 Constant Currency (2)

$152,515	$148,814	$146,779	2.5%	2.6%	3.9%	3.4%

(1) The percentage change in revenue on a constant currency basis is calculated using the average foreign exchange rates for the fourth quarter of fiscal 2015 and applying those rates to foreign-denominated revenue in the fourth quarter of fiscal 2016.

(2) The percentage change in revenue on a constant currency basis is calculated using the average foreign exchange rates for the third quarter of fiscal 2016 and applying those rates to foreign-denominated revenue in the fourth quarter of fiscal 2016.

Revenue for the Year Ended
May 28, 2016 GAAP	May 30, 2015 GAAP		% Increase May 28, 2016 vs. May 30, 2015 GAAP	% Increase May 28, 2016 vs. May 30, 2015 Constant Currency (3)

$598,521	$590,589		1.3%	2.9%

(3) The percentage change in revenue on a constant currency basis is calculated using the average foreign exchange rates for each period of fiscal 2015 and applying those rates to foreign-denominated revenue in each period of fiscal 2016.

EXPLANATORY NOTE

In order to provide a more comprehensive view of trends in our business, this table shows revenue data on an as reported basis (GAAP) for the respective periods and relative change in the same periods from the impact on revenue of exchange rate fluctuations between the United States dollar and currencies in countries in which the Company operates.

RESOURCES CONNECTION, INC.
SELECTED BALANCE SHEET, CASH FLOW AND OTHER INFORMATION
(Amounts in thousands, except consultant headcount)

	May 28,	May 30,
	2016	2015
	(Unaudited)

Cash, cash equivalents and short-term investments	$116,046	$112,238
Accounts receivable, less allowances	$97,807	$96,574
Total assets	$422,238	$416,981
Current liabilities	$70,884	$68,946
Total stockholders’ equity	$342,649	$340,452
Consultant headcount, end of period	2,511	2,516
Shares outstanding, end of period	36,229	37,273

	Year Ended
	May 28,	May 30,
	2016	2015
	(Unaudited)

Cash flow from operating activities	$38,262	$31,751
Cash flow from investing activities	$(2,350)	$6,634
Cash flow from financing activities	$(32,258)	$(28,864)

CONTACT:
Resources Connection, Inc.
Media Contact:
Michael Sitrick
(US+) 1-310-788-2850
mike_sitrick@sitrick.com
or
Analyst Contact:
Nate Franke, Chief Financial Officer
(US+) 1-714-430-6500
nate.franke@rgp.com